UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

November 28, 2011

__________

INTEGRATED BIOPHARMA, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-31668	22-2407475
(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

225 Long Avenue
Hillsdale, New Jersey 07205
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(973) 926-0816
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On November 28, 2011, the Company held its 2011 Annual Meeting of Shareholders (the "Annual Meeting"). A total of 20,930,174 shares of the Company's common stock, par value $0.002 per share, were entitled to vote as of the close of business on October 27, 2011, the record date for the Annual Meeting. The holders of 20,154,461 shares of common stock, a majority, were present in person or represented by proxy at the Annual Meeting, at which the shareholders were asked to vote on two proposals. The proposals are described in detail in the Company’s definitive proxy materials which were filed with the Securities and Exchange Commission and first made available to shareholders on or about October 28, 2011.  Set forth below are the matters acted upon by the Company's shareholders at the Annual Meeting, and the final voting results with respect to each proposal.

Proposal No. 1 -- To elect three Class II directors for a three year term to serve until the 2014 Annual Meeting of Shareholders

The Company’s shareholders elected the following individuals to serve as Class II directors for a three year term expiring at the 2014 Annual Meeting of Shareholders with the following vote totals:

Proposal No. 2 – To ratify the appointment of the Company’s independent auditors for the fiscal year ending June 30, 2012

The Company’s shareholders voted in favor of ratifying the appointment of Friedman, LLP  as the Company’s independent auditors  for the fiscal year ending June 30, 2012.The final voting results were as follows:

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 28, 2011                                                                                     INTEGRATED BIOPHARMA, INC.

By:	/s/ Dina L. Masi
Dina L. Masi
Chief Financial Officer

3